Exhibit 28

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                                 FORM 11-K
(Mark One)

     [ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1993


                                   OR

     [   ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
            EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from ___ to ___

Commission File Number 1-5392

     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

                     AMERICAN STORES RETIREMENT ESTATES

     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:


                           AMERICAN STORES COMPANY
                            709 East South Temple
                          Salt Lake City, UT  84102

     The following financial statements and schedules of American Stores Retirement Estates are submitted herewith:


                                  INDEX

                                                                  Page
                                                                  ----

     Report of Independent Auditors                               F-3

     Statements of Financial Position -
          December 31, 1993 and 1992                              F-4

     Statements of Operations and Changes in Plan Equity -
          Years ended December 31, 1993, 1992 and 1991            F-5

     Notes to Financial Statements                                F-6 to F-11

     Schedule II - Allocation of Plan Assets and Liabilities
          to Investment Fund Options - December 31, 1993
          and 1992                                                F-12

     Schedule III (Paper Filed Under Form SE) - Allocation of
          Plan Income and Changes in
          Plan Equity to Investment Fund Options -
          Years ended December 31, 1993, 1992 and 1991            F-13

     Consent of Independent Auditors                              F-14

     The written consent of independent auditors required to be filed as an exhibit to this report is included on Page F-14 of the financial statements

                          SIGNATURES
                          ----------

     The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the American Stores Company Benefit Plans Committee have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

                                   AMERICAN STORES RETIREMENT ESTATES



                                   By /s/Scott Bergeson
                                     _________________________________
                                       Scott Bergeson, Chairman
                                       American Stores Company
                                       Benefit Plans Committee

Dated:  April 25, 1994

REPORT OF INDEPENDENT AUDITORS



American Stores Company
Benefit Plans Committee
American Stores Retirement Estates
Salt Lake City, Utah


We have audited the accompanying statements of financial position of American Stores Retirement Estates as of December 31, 1993 and 1992, and the related statements of operations and changes in plan equity for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the Index at F-2. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Stores Retirement Estates at December 31, 1993 and 1992, and the results of its operations and changes in plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.



                                           ERNST & YOUNG

Salt Lake City, Utah
April 25, 1994

AMERICAN STORES RETIREMENT ESTATES

STATEMENTS OF FINANCIAL POSITION


                                                        December 31
                                                    1993            1992
                                             --------------    --------------

ASSETS

Investments
   American Stores Company Common Stock Fund $  133,522,501    $  138,622,959
   Fixed Income Fund                            254,079,550       223,722,347
   Regular Fund                                 927,918,549       775,015,475
   Safety Fund                                   59,196,478        60,081,582
   All Equity Fund                               84,749,596        62,167,028
                                             --------------    --------------
                                             $1,459,466,674    $1,259,609,391

Receivable from American Stores Company          78,000,000        74,000,000
Receivable for net participant activity             976,619         1,808,934
Interest and dividends receivable                   624,073           629,757
Loans to participants                            72,737,759        36,027,397
Other                                                     -            55,221
                                             --------------    --------------

                                             $1,611,805,125    $1,372,130,700
                                             ==============    ==============

LIABILITIES AND PLAN EQUITY


Plan equity                                  $1,611,805,125    $1,372,130,700
                                             --------------    --------------

                                             $1,611,805,125    $1,372,130,700
                                             ==============    ==============

See notes to Financial Statements.

AMERICAN STORES RETIREMENT ESTATES
STATEMENTS OF OPERATIONS AND CHANGES IN PLAN EQUITY

                                             Year Ended December 31
                                      1993           1992           1991
                                 -------------  -------------   ------------
Additions:
 Contributions:
  Participants                   $  78,489,529  $  77,378,469   $ 76,707,939
  American Stores Company           78,000,000     74,000,000     71,000,000
  Forfeitures                        2,360,609      2,652,084      2,778,657
                                 -------------  -------------   ------------
                                   158,850,138    154,030,553    150,486,596
 Investment income:
  Cash dividends:
   American Stores Company
    Common Stock Fund                2,567,451      2,318,339      2,048,014
   Fixed Income Fund                 1,471,351        556,807        444,314
   Regular Fund                     22,148,579     16,481,539     13,898,258
   All Equity Fund                   3,126,885      1,990,723      1,388,345
  Interest:
   American Stores Company
    Common Stock Fund                  310,955        270,047        454,898
   Fixed Income Fund                16,154,787     15,578,106     15,253,094
   Regular Fund                     25,579,786     24,174,311     21,877,602
   Safety Fund                       2,960,100      3,234,527      3,947,852
   All Equity Fund                     425,245        237,929        347,757
 Net realized gains (losses):
  American Stores Company
   Common Stock Fund                 1,824,967      3,694,790      6,828,049
  Fixed Income Fund                  7,184,168      8,701,123      6,826,471
  Regular Fund                      53,559,600     42,377,970     39,875,705
  Safety Fund                         (157,321)       224,334        (11,897)
  All Equity Fund                    5,276,769      1,794,777        128,033
 Transfers from (to) other plans     9,095,153       (276,005)     1,609,258
 Exchanges from other funds         95,857,477     28,675,146     43,100,643
                                --------------  -------------   ------------
                                   406,236,090    304,065,016    308,502,992

Deductions:
 Withdrawals                       107,241,309     99,534,567     83,400,130
 Investment manager fees             3,611,117      3,757,087      2,295,397
 Custodial fees                        895,846        202,116
 Administrative fees                 1,698,217        346,611
 Exchanges to other funds           95,857,477     28,675,146     43,100,643
                                --------------  -------------   ------------
                                   209,303,966    132,515,527    128,796,170

Net unrealized appreciation
  (depreciation) of
  investments - Note C              42,742,301     (9,925,711)    99,050,525
                                --------------  -------------   ------------

      NET ADDITIONS                239,674,425    161,623,778    278,757,347

Plan equity at beginning of year 1,372,130,700  1,210,506,922    931,749,575
                                -------------- --------------   ------------
     PLAN EQUITY AT END OF YEAR $1,611,805,125 $1,372,130,700 $1,210,506,922
                                ============== ============== ==============
See notes to Financial Statements.

AMERICAN STORES RETIREMENT ESTATES

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments: Investments are stated at current value. American Stores Company Common Stock, which is traded on national securities exchanges, and other equity securities are valued at the last reported sales price on the last business day of the Plan year. All government and corporate debentures are valued at the last reported sales price on the last business day of the Plan year on a national security exchange plus any accrued interest. If there are no such sales nor listing on a national security exchange, alternative sources are used.

Withdrawals and Exchanges: Withdrawals and exchanges between investment fund options by participants are recorded based upon the specific proceeds and cost of the investment at the date of withdrawal or exchange.

Realized Gain (Loss): The realized gain (loss) on investments is the difference between the proceeds received and the average cost of specific investments sold.

Unrealized Appreciation (Depreciation): Unrealized appreciation (depreciation) for the year is the difference between the current values at the beginning and the end of the year.


NOTE B - DESCRIPTION OF PLAN

American Stores Retirement Estates (the Plan) was authorized by the Board of Directors of American Stores Company and was effective January 1, 1985 for the benefit of certain employees of American Stores Company and its subsidiaries (the Company). The Plan is a defined contribution profit sharing plan maintained primarily for the purpose of providing retirement income for participants and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

AMERICAN STORES RETIREMENT ESTATES

Employees become eligible to participate in the Plan upon completion of two years of service or, if the employee is 21 years of age or older, upon the completion of one year of service. Employees represented by labor organizations are not eligible to participate in the Plan unless the Company and the labor organization specifically agree to the contrary.

Plan participants may make personal deposits to the Plan on either or both a tax deferred and an after-tax basis. Company contributions to the Plan are set each year at the discretion of the Company's Board of Directors for the prior Plan year and are irrevocable. The Company contributions and forfeitures are first used to restore the previously forfeited accounts of rehired participants pursuant to Plan provisions. The remainder of such contributions and forfeitures are then allocated to Plan participants, as described below: one quarter is allocated among participants who made personal deposits to the Plan, pro rata, based upon the amounts of their deposits of up to 6% of compensation. Three quarters are allocated among participants as follows: (i) each participant who has received compensation in excess of the Social Security wage base for the year is allocated an amount equal to such excess times the maximum amount allowable under Code Section 401(1); and (ii) any amount remaining is allocated among all participants in proportion to the total compensation of each for the year. Allocations to collective bargaining unit employees are offset by obligations of the Company to contribute to a collective bargaining unit plan. A participant's 1993 compensation in excess of $235,840 (adjusted each year by the Internal Revenue Service) is excluded in determining the amount of Company Contributions and forfeitures allocated to the participant.

Company contributions made on behalf of participants that are not based upon deposits made by such participants vest on a graduated schedule. For all participants who perform at least one hour of service in any year beginning on or after January 1, 1989, the schedule commences with 30% at three years of service and increases annually to full vesting at seven years of service (the 7-Year Vesting Schedule). Personal deposits of participants and Company contribution allocations based upon personal deposits of participants fully vest immediately.

AMERICAN STORES RETIREMENT ESTATES

The Plan presently maintains five investment fund options in which participants may invest.  The investment fund options are as follows:  (i) Company Stock Fund
- - - consisting solely of American Stores Company Common Stock.  This fund provides a high degree of risk because of the volatility generally associated with a single stock investment; (ii) Fixed Income Fund - provides a low to moderate level of risk because of the diversity of government and corporate securities in the fund that pay interest.  This fund contains both domestic and international investments;  (iii)  Regular Fund - provides moderate risk because of the balance between stocks and fixed income investments.  The fund is diversified across industry sectors and types of fixed income securities and contains both domestic and international investments;  (iv)  Safety Fund -
provides a very low level of risk because of the high-quality, short-maturity fixed income investments included in the fund;  (v)  All Equity Fund - provides a moderate to high level of risk.  The All Equity Fund is diversified across industry sectors and contains both domestic and international equity investments.

Participants may apportion their deposits between more than one investment fund option and can change their current deposit investment mix as often as desired. Existing participant account balances can be exchanged between investment fund options every 30 days.

Each participant's share of the Company contribution and forfeitures is automatically invested according to their current deposit investment mix. Participants not making personal deposits may specify an investment option for the Company contribution. If a specification is not made, the Company contribution will be invested in the Fixed Income Fund.

Investment manager fees, trustee fees and all outside administrative costs are paid by the Plan and are usual and customary.

The number of employees in each investment fund option (an employee can invest in more than one fund option) at December 31, 1993 was:

     Investment Fund Option                              Employees
     ----------------------                              ---------

     American Stores Company Common Stock Fund               9,984
     Fixed Income Fund                                      22,335
     Regular Fund                                           34,651
     Safety Fund                                             1,552
     All Equity Fund                                         8,590

AMERICAN STORES RETIREMENT ESTATES

NOTE B - DESCRIPTION OF PLAN (CONCLUDED)

Upon separation from service, withdrawals may be made at the election of the participant, in a lump sum or in installments. Individuals who transferred amounts to the Plan which are attributable to the former American Stores Company Retirement Plan may receive their entire Plan account balance as a deferred annuity. Active employees may withdraw after-tax personal deposits at any time, but may only withdraw tax deferred personal deposits upon the occurrence of an extreme financial hardship. Participants may also obtain loans from the Plan within certain limits.


NOTE C - INVESTMENTS

The Plan's assets are held by Fidelity Management Trust Company, the Trustee of the Plan, which executes all transactions therein under the direction of the Benefit Plans Committee. The assets are held in a Master Trust, commingled with assets of the Company's other benefit plans. The Company's benefit plans participating in the Master Trust collectively own, through the Master Trust, the assets based upon investment percentages. Participant transaction activity is designated to specific plans. Accordingly, each plan's investment percentage in the Master Trust changes regularly. Income earned by the Master Trust is allocated to the various plans based upon the investment percentage on the day the income is earned.

The investment percentages of each fund in the Master Trust at December 31, 1993 are:

                                                        1993     1992
                                                        ----     ----

American Stores Company
  Common Stock Fund                                       5%       6%
Fixed Income Fund                                         9%       9%
Regular Fund                                             33%      31%
Safety Fund                                               2%       2%
All Equity Fund                                           3%       3%

AMERICAN STORES RETIREMENT ESTATES

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

NOTE C - INVESTMENTS (CONCLUDED)

The total assets, liabilities and results of operations of the Master Trust are as follows:

                                                       December 31
                                                  1993             1992
                                             --------------   --------------

Assets                                       $2,862,327,862   $2,562,029,533

Liabilities                                      75,116,932       49,891,640
                                             --------------   --------------

Net Assets in Master Trust                   $2,787,210,930   $2,512,137,893
                                             ==============   ==============

Change in Net Assets                         $  275,073,037   $  151,712,296
                                             ==============   ==============

The cost of Plan investments at December 31, 1993 and 1992 was as follows:

                          Number of Shares          Cost of Investments
                       --------------------  -------------------------------
                         1993       1992          1993            1992
                       ---------  ---------  --------------   --------------

American Stores Company
  Common Stock Fund    6,154,212  6,253,318  $  101,189,245   $  103,811,250
Fixed Income Fund                               248,464,198      222,083,941
Regular Fund                                    847,679,511      731,760,873
Safety Fund                                      59,382,439       59,924,163
All Equity Fund                                  73,718,513       55,738,697
                                             --------------   --------------
                                             $1,330,433,906   $1,173,318,924
                                             ==============   ==============

On March 21, 1994 the Board of Directors of American Stores Company declared a 2-for-1 stock split on the company's common stock. Plan asset shares have been restated to effect the stock split.

The net unrealized appreciation (depreciation) in the aggregate from cost to market value of investments was as follows:

Net unrealized depreciation at December 31, 1990                $ (2,834,347)
Net 1991 unrealized appreciation                                  99,050,525
                                                                ------------
Net unrealized appreciation at December 31, 1991                  96,216,178
Net 1992 unrealized depreciation                                  (9,925,711)
                                                                ------------
Net unrealized appreciation at December 31, 1992                  86,290,467
Net 1993 unrealized appreciation                                  42,742,301
                                                                ------------
Net unrealized appreciation at December 31, 1993                $129,032,768
                                                                ============

AMERICAN STORES RETIREMENT ESTATES

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

NOTE D - ASSET TRANSFERS

During 1993, $13,286,668 was transferred to the Plan from the terminated American Stores Company Retirement Plan. Of that amount, $4,191,515 was immediately paid out to participants of the terminating plan who requested lump sum distributions, resulting in a net transfer of $9,095,153.

During 1992, $299,373 was transferred to the Plan from the terminated Osco Drug, Inc. Pension Plan for Bargaining Unit Employees.

During 1991, 51 Osco stores were sold to Pay Less Drugs and plan assets totaling $23,821,050 for those participants continuing employment with Pay Less Drugs were transferred to Pay Less Drugs. Those participants received $685,955 in April, 1992, which represented their pro-rata share of the 1991 Company Contribution.

Effective January 1, 1991, Lucky Stores Retirement Estates was merged into the Plan. Total plan assets transferred were $50,858,510.

Buttrey Food and Drug was sold during 1990. Plan assets totaling $27,933,497 for those participants continuing employment with Buttrey Food and Drug were transferred in 1991 to Buttrey Company Retirement Estates.


NOTE E - INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan and the Trust qualify under Sections 401(a) and 401(k) of the Internal Revenue Code and are, therefore, not subject to tax under present income tax laws. Participants are generally not liable for income taxes on employer contributions or income credited to their accounts until these amounts are distributed.


AMERICAN STORES RETIREMENT ESTATES

SCHEDULE II - ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUND OPTIONS


                                Receivable
                                  from     Receivable  Interest
                                American    for Net      and         **         Other
Investment                       Stores   Participant Dividends   Loans to  Receivables
Fund Option       Investments   Company*    Activity  Receivable Participants  (Payables)  Plan Equity
- - ---------------  -----------  -----------  ----------  --------  -----------  ------------ --------------

As of
  December 31, 1993
ASC Common
 Stock Fund    $  133,522,501              $   34,411  $624,073                          $   134,180,985
Fixed Income Fund 254,079,550                  39,286                                        254,118,836
Regular Fund      927,918,549                 551,461                                        928,470,010
Safety Fund        59,196,478                 190,913                                         59,387,391
All Equity Fund    84,749,596                 160,548                                         84,910,144
Company Contribution          $78,000,000                                                     78,000,000
Loans                                                            $72,737,759                  72,737,759
               -------------- -----------  ----------  --------  -----------  --------   ---------------
 TOTAL         $1,459,466,674 $78,000,000  $  976,619  $624,073  $72,737,759  $       -  $ 1,611,805,125
               ============== ===========  ==========  ========  ===========  =========  ===============


As of
December 31, 1992
ASC Common
 Stock Fund    $  138,622,959 $ 5,959,964  $  347,913  $629,757               $    6,077 $  145,566,670
Fixed Income Fund 223,722,347  12,522,747     128,691                              9,808    236,383,593
Regular Fund      775,015,475  46,323,028   1,117,901                             33,977    822,490,381
Safety Fund        60,081,582   1,633,164     108,036                              2,634     61,825,416
All Equity Fund    62,167,028   7,561,097     106,393                              2,725     69,837,243
Loans                                                            $36,027,397                 36,027,397
               -------------- -----------  ----------  --------  -----------  ---------- --------------
 TOTAL         $1,259,609,391 $74,000,000  $1,808,934  $629,757  $36,027,397  $   55,221 $1,372,130,700
               ============== ============ ==========  ========  ===========  ========== ==============

  * Balances reclassified to reflect actual allocations for 1992.

  ** 1992 loans reclassified to conform to 1993 presentation.


                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-25613) pertaining to American Stores Retirement Estates of our report dated April 25, 1994, with respect to the financial statements and schedules of American Stores Retirement Estates included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                        ERNST & YOUNG



Salt Lake City, Utah
April 25, 1994